[Letterhead]









Securities and Exchange Commission
100 F. Street N.E.
Washington, D. C.  20549-7561



December 13, 2005



Dear Sir/Madam:

We have read Item 4.01 of Stelax Industries Limited's Form 8-K/A filed on 2 November 2005, and we agree with the statements made therein.

Yours truly,


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP